e-on “Delivering Profitable Growth and Performance“ October 2006

Successful development since E.ON’s creation 2000-2003 Transformation into a Focused Energy Company 2003-2005 Integration and Performance since 2005 Growth in the Energy Business 3,352 2001 4,258 2002 5,707 2003 6,787 2004 7,333 2005 1Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2005, p. 37, and prior annual reports as far as available.

Operational improvement in the energy business in million € Operational improvement of € 1 bn1 through: Operational excellence (e.g. best practice transfer in generation, trading and retail, interface optimization in overhead) Integration synergies (e.g. TXU, E.ON Ruhrgas) Further cost savings (e.g. procurement savings, contract re-negotiations) Realized € 984 mn2 until June 30, 2006 One off costs of € 430 mn3 over 3 years to achieve operational improvement 251 2003 340 2004 302 2005 91 1st half 2006 984 Achieved 2003 - 1st half 2006 € 1 billion1 Target 2003-061 Equivalent U.S.-GAAP target: positive impact on net income of € 650 mn2 Non-GAAP financial measure; cost reductions led to a roughly € 640 mn increase in consolidated net income (after taxes and minority interests)3 Equivalent U.S.-GAAP figure: negative impact on net income of € 280 mn

Value creation through focus on performance improvement 9.6% 2001 9.2% 2002 9.9% 2003 11.5% 2004 12.1% 2005 ROCE1 Cost of Capital 1. Non-GAAP financial measure; for derivation see Annual Report 2005, p. 38-39, and prior annual reports as far as available.

The investment plan focuses more on selective organic growth Investment plan 2006-08 in bn € 18.6 2.3 16.3 Financial Investments Fixed Assets Including € 1.0 bn for renewable energy Including € 0.2 bn for renewable energy 100% in the gas trading and storage businesses 16.3 7.2 9.1 Growth Investments in existing fixed assets € 3.0 bn increase in growth investment compared to the 2005 - 2007 investment plan Split of Investments 2006-08 Fixed Assets Growth Power generation € 3.6 bn Power transmission and distribution € 1.3 bn Gas transmission, distribution and storage € 1.6 bn Other € 0.7 bn Subtotal € 7.2 bn Investments in existing fixed assets Power generation2 € 3.6 bn Power transmission and distribution € 4.4 bn Gas transmission, distribution and storage € 0.7 bn Other € 0.4 bn Subtotal € 9.1 bn Total € 16.3 bn Financial Investments Caledonia Oil and Gas € 0.6 bn MOL3 € 0.6 bn Further Acquisitions in Central Europe € 0.5 bn Put Option on ZSE € 0.3 bn Other € 0.3 bn Total € 2.3 bn Total Investments € 18.6 bn

All external growth opportunities are subject to E.ON’s strict strategic and financial investment criteria Strategic Criteria Market attractiveness (returns, growth, regulation, country risk) Target attractiveness (asset quality, market position, management quality) Value creation potential (cost reduction, integration benefits, transfer of best practice) Financial Criteria Earnings enhancing in the first full year after acquisition Returns exceeding cost of capital three years after acquisition in general Not endanger overall group performance targets

Growing investments in power generation U.S.-Midwest Trimble County 2 Coal 750 MW Start 2010 Total investment € 700 mn Robin Rigg Wind 180 MW Start 2008 Total investment € 240 mn Clean Coal Plant Coal 450 MW Start 2010 Total investment € 790 mn Drakelow/Grain CCGT 1220 MW Start 2009 Total investment € 550 mn Livorno Ferraris CCGT 800 MW Start 2008 Total investment € 432 mn Oskarshamn Nuclear 480 MW upgrade Start 2006 - 2012 Total investment € 350 mn Malmö Gas CHP 440 MW Start 2009 Total investment € 326 mn Maasvlakte 3 Coal 1100 MW Start 2010/2011 Total investment € 1.2 bn Datteln 4 Coal 1100 MW Start 2011 Total investment € 1.0 bn Irsching 4 & 5 CCGT 800 & 560 MW Start 2008 & 2011 Total investment ~ € 625 mn

E.ON continues to solidify its integrated position in Eastern Europe E.ON involvements in power ECR ECD ECE ZSE EED EDE ETI Moldova Gorna Varna Majority shareholding Minority stake (with management control) E.ON involvements in gas PP JCP VCR SMP JMP SPP KÖGÁZ DDGÁZ E.ON Földgaz Trade E.ON Foldgaz Storage Hungary E.ON Gaz Romania subject to permission of the cartel authority 100% E.ON Földgaz Trade 100% E.ON Foldgaz Storage Minority stake Expanding our presence in Eastern Europe enables us to create economies of scale and to create a market leading position as eastern European markets become more connected and converge

Gas demand in Western Europe1 is growing while domestic production is declining in bcm 535 7% 11% 26% 14% 6% 8% 28% 2005 10% 570-610 8% 12% 9% 25% 12% 4% 7% 23% 2010 18% 635-685 9% 11% 11% 11% 24% 11% 5% 19% 2015 18% 674-730 22% 10% 11% 7% 23% 9% 16% 2020 19% Supply gap Advanced projects Other non-EU imports Algeria Russia Norway Other internal EU trade Netherlands Indigenous production for domestic use LNG-share in imports 1. EU-25 + Romania, Bulgaria, Turkey, Norway and Switzerland 2. Basis for imports: contracted volumes and prospective contract prolongations 3. Russia without volumes via the North European Gas Pipeline (NEGP) which are included in advanced projects 4. Provisional data for 2005 Source: E.ON Ruhrgas  E.ON’s response to Europe’s increasing reliance on gas imports2 Long-term gas import contracts remain backbone of security of supply Equity gas to cover part of E.ON’s supply needs Contribution to necessary development of gas import infrastructure Growth in LNG business to diversify supply sources

E.ON’s gas upstream strategy: Strengthen and diversify supply Long term targets: Build gas upstream position of up to ~ 15 - 20% of the E.ON Ruhrgas supply portfolio Target regions: North Sea (UK, Norway), Russia. Africa & Middle East under evaluation in combination with LNG Implementation status: E.ON Ruhrgas gas supply 2005: ~ 59 bcm Gas production from North Sea: Up to 5% of current E.ON Ruhrgas supply Gas production from Russia: Up to 10 % of current E.ON Ruhrgas supply British North Sea Norwegian North Sea Russia 1. When all gas fields of E.ON Ruhrgas UK North Sea Ltd. are in production 2. When Yushno Russkoje has reached plateau production

Framework agreement between E.ON and Gazprom on upstream/downstream asset swap E.ON and Gazprom agree on the joint development of the Russian gas field Yushno Russkoje - Gazprom receives participations in E.ON’s Hungarian assets E.ON receives 25% - 1 share in Yushno Russkoje Gazprom receives 50% - 1 share in E.ON Földgáz Trade and E.ON Földgáz Storage and 25% + 1 share in E.ON Hungária, which holds E.ON’s gas and power distribution & retail businesses in Hungary Gazprom participations subject to approval of relevant Hungarian and EU authorities Final agreement intended to be signed by the end of the year Gas field Existing transit pipeline Proposed or under construction 1. Via 25% - 1 share in Severneftegazprom, i.e. the license holder for Yushno Russkoje

E.ON contributes to the necessary development of Europe's gas import infrastructure

Nord Stream (Northern European Gas Pipeline)
Construction of two parallel pipelines with a capacity of 27.5[1] bcm each (55[1] bcm in total). Investment (100%) of € 2.0 – 2.4 bn for the first line, and of ≥ € 4 bn for both. Commissioning of the first line in 2010. E.ON's share 24.5%.

BBL
Construction of a new pipeline with a capacity of 16.5 bcm between Balgzand in the Netherlands and Bacton in the UK. Completion at the end of 2006. E.ON's share 20%.

Interconnector
Increase of the capacity of the Interconnector from 8.5 bcm to approx. 23.5 bcm by late 2006. E.ON's share 23.6%.



Gas field
Existing transit pipeline
Proposed or under construction
Barents Sea
Kara Sea
Stockmann
Kharasavey
Yamal
Bovanenko
Yamburg
Urengoy
Medvezhye
Yamsovey
Zapolyarnoye
Nord Stream
BBL
Interconnector
Orenburg
Karachaganak
Astrakhan
Shatlyk
Shurtan
Sovetabad/
Dauletabad

1. Based on 10.3 kWh/m³, 20° Celsius

12

E.ON is planning its first German LNG project in Wilhelmshaven as well as the construction of an LNG terminal on Krk Wilhelmshaven Technical design study initiated after positive conclusion of feasibility study Capacity planned 10 bcm/a Investment (100%) estimated at around € 0.7 bn Commissioning expected for 2010 or 2011 Krk Alliance agreement between E.ON Ruhrgas and Adria LNG to study the feasibility of an LNG terminal on the island of Krk in Croatia Capacity envisaged approx. 10 bcm/a Commissioning planned for end 2011 Planned inclusion of LNG imports in line with E.ON‘s strategy to broaden the basis for gas supplies Existing LNG terminal (some with expansion planned /ongoing LNG terminal under construction LNG terminal planned Wilhelmshaven KrK

The combination of E.ON and Endesa creates the world’s leading power and gas company Global scale Europe 327 TWh power generation 515 TWh power sales 931 TWh gas sales 41 million customers The Americas 94 TWh power generation 93 TWh power sales 13 million customers Diversified earnings3 Diversified generation4 2005 figures Majority controlled customers Adjusted EBITDA for E.ON; EBITDA for Endesa Generation mix (TWh) as of 2004 Sources: Endesa presentations and reports; E.ON

The combined Pan-European presence will provide new value creation opportunities and is in line with EU vision European markets emerging Regional power markets European gas market European CO2 market Global LNG and coal markets EU Vision: One European market Priority Axes identified by the EC TENS Program for power transmission strengthening GL/IRL market Nordic market Baltic market Western Europe Market Eastern Europe Market Iberian market Mibel Italian market zone SE Europe Market

E.ON gains access to significant new growth potential Developed & moderate growing markets with E.ON presence Average annual growth rate of power generation 2001-04 S&P country rating Complemented by faster growing markets with Endesa presence1 CEE includes Czech Republic, Slovakia, Hungary, Poland, Romania, and Bulgaria2 2000 to 2004 LatAm (Latin America) includes Chile, Argentine, Brazil, Columbia, and Peru Source: BP Statistical Review 2005

Current status of the regulation of network fees in Germany


E.ON Hanse
E.ON edis
E.ON Westfalen Weser
E.ON Avacon
E.ON Mitte
E.ON Thüringer Energie
E.ON Bayern

Difference between allowed and requested network fees

	Electricity	Gas
E.ON Netz	-16%1	n.a.
E.ON Thüringer Energie	-14%	-9.5%
E.ON Hanse	-11%	-8.7%
E.ON Westfalen-Weser	t.b.a.	-9.8%
E.ON Mitte	t.b.a.	-11%

1. 9% compared to current network fees
2. Retroactive application of cuts in network fees as from 1st November 2005

- Differing interpretations of new rules, with BNetzA unduly disadvantaging network operators.
- Main points of contention with BNetzA:
  - Calculation of the equity portion of the asset base
  - Valuation of the fixed assets
  - Treatment of the trade tax
- € 325 m provision for regulatory risks[2] to electricity networks of market unit Central Europe in the first half of 2006
- Outlook for market unit Central Europe takes regulatory risks into account. Adjusted EBIT expected to be slightly higher in 2006.

17

Returning value to E.ON shareholders € 4.6 bn of dividends paid out in 2006 The 2005 ordinary dividend of € 2.75 per share (€ 1.8 bn) corresponds to a payout ratio of 49%. Special dividend of € 4.25 per share (€ 2.8 bn) paid additionally in May 2006 to return the value of our Degussa stake to our shareholders. Commitment to achieving a payout ratio of 50% to 60% of adjusted net income by 2007.

E.ON’s proven management philosophy Performance & Integration Continued drive for better performance across all markets Integration of the acquired business a priority Standardized processes across businesses, maximizing efficiency Focused investments Strengthen the integrated power and gas business in existing markets Expanded platform for growing the business organically and through focused investments Active portfolio management Continue to manage actively the portfolio Constant review of portfolio with respect to strategic fit and value creation Financial discipline Strict financial discipline Continued commitment to a strong balance sheet

Our vision: “E.ON - the world's leading power and gas company”

Back-up Charts

E.ON Group - Transformation into a pure energy group almost completed1) in billion € Acquisitions Powergen/LG&E Ruhrgas (100%) TXU retail business E.ON Energie (Sydkraft, EDASZ, ZSE, Thüga stakes, EAM, EMR, HeinGas, EZH, Espoon Sähkö, EWW, NRE) Graninge Midlands Electricity Distrigaz Nord Bulgaria Power Distributors Moldova Caledonia Oil and Gas Ltd. MOL Gas Trade and Storage Transaction Volume 15.3 11.2 2.5 10.1 1.1 1.6 0.3 0.2 0.1 0.7 1.1 44.2 Closing Date 07/02 01/03 10/02 11/03 10/03 06/05 10/04 09/05 11/05 03/06 Divestments E-Plus Cablecom Gerresheimer Glas VEBA Electronics VIAG Interkom Orange VEBA Oel Klöckner & Co VAW aluminium Degussa Stinnes Schmalbach-Lubeca Bouygues Telecom Gelsenwasser Viterra Energy Services Swb EWE VNG Union Fenosa Degussa (3.62%) Viterra Ruhrgas Industries Degussa (42.86%) Transaction Volume 4.3 1.0 0.5 2.6 11.4 1.8 6.8 1.1 3.1 5.7 2.8 2.3 1.1 0.9 0.9 0.3 0.5 0.8 0.2 0.3 7.0 1.5 2.8 59.7 Closing Date 02/00 03/00 07/00 10/00 02/01 11/00 07/02 10/01 03/02 02/03 10/02 12/02 12/03 09/03 06/03 11/03 01/04 01/04 01/04 05/04 08/05 09/05 07/06 1. Only major transactions Total transaction volume: approx. € 104 billion

Significant growth steps since 2003 Small and medium size investments of more than € 7 bn Upstream-Projects in the North Sea, including Caledonia, Njord Construction of off-shore wind power Enfield gas-fired power station Acquisition of Midlands Electricity Share increase Interconnector; BBL gas pipeline NRE Energie Expansion of German gas infrastructure to increase supply to UK/IT Investments in Italy (especially Thüga in Northern Italy; recently CCGT plant in Livorno) Acquisition of Graninge Consolidation of Czech downstream activities Acquisition of MOL Gas Trade and Storage Entered the Romanian power and gas markets Entered the Bulgarian power market

Development of electricity prices in selected markets EEX, UK, Nord Pool, French and US Forward prices Cal 2007 Last 12 Months September 2006 Key drivers UK forward prices appear to be driven mainly by the UK natural gas prices. Nordic forward prices appear to be driven mainly by the hydrological situation, fuel and CO2 prices. Mainland European forward prices appear to be driven by coal, gas and CO2 prices. US forward prices appear to be driven by US gas prices. Legend UK Cal 07 Base Load (EUR/MWh) French Cal 07 Base Load (EUR/MWh) EEX Cal 07 Base Load (EUR/MWh) Nord Pool Cal 07 Base Load (EUR/MWh) US Cal 07 Base Load (EUR/MWh)

Europe - Coal- and CO2-prices Coal, ARA - Last 12 months September 2006 CO2-Price-Index (NAP 1 + 2) - Last 12 months September 2006 Key Messages Coal - Coal prices decreased until mid-September due to high stocks in South Africa, good supply from Indonesia and Colombia and low demand in Europe. Rumors of delivery problems out of Russia have caused a price hike in a thin market at the end of September. Prices fell back to previous levels at the beginning of October. Freight - Freight rates remain still on high levels due to strong demand for ore shipments into China and loading problems in Australia. CO2- Phase I CO2 prices decreased in mid-September. With decreasing oil and gas prices, a fuel switch in the UK to more gas-fired generation for next summer becomes more probable.1) Additionally, Bulgaria and Romania, two countries with excess allowances, will enter the market in 2007. Phase II allowances also decreased as current NAPs for phase II are considered not to be very ambitious. Legend Coal forwards for year+1 (2006/2007) Coal forwards for year+2 (2007/2008) CO2-Price-Index (2006) - NAP-1 phase  CO2-Price-Index (2008) - NAP-2 phase

Development of gas and oil prices in E.ONs core markets UK Gas, Front Month (EUR/MWh) German import price (EUR/MWh) Brent Oil, Front Month (USD/bbl) Bunde Gass, Front Month (EUR/MWh) US Gas, Front Month (EUR/MWh) Monthly averages of Front Month forward quotation except German import prices. German import price as published monthly by Bundesamt für Wirtschaft und Ausfuhrkontrolle (BAFA)

Germany - Regulation of network fees Gas transmission: exemption from cost regulation accepted if grid-to-grid competition in transmission can be proved. Gas distribution and electricity: calculation of allowed costs largely identical. Cost of Capital: Return on equity 6.5% real (electricity) and 7.8% real (gas distribution) post trade tax; for new investment: 7.91 % nominal (electricity) and 9.21% nominal (gas distribution) post trade tax. Maximum level of accepted equity ratio for cost calculation: 40%. Corporate tax allowance to be fully included with implementation of incentive regulation. Cancellation of netting out of accumulated regulatory depreciation and re-investment. Benchmarking of network charges of “comparable” network operators.

BNetzA concept for incentive regulation in Germany Start expected in 2008 Regulatory cost review for setting of initially allowed revenues Complete reduction of any inefficiencies within 6-8 years through a revenue cap adjusted on an annual basis, especially with regard to: inflation general revenue reduction targets (1.5% to 2% p.a. suggested) individual revenue reduction targets (based on benchmarking) Separate monitoring and regulation of quality Next steps Order issuance by the Ministry of Economics (expected until end of the year 2006) Coordination with Upper House (expected begin of the year 2007) Implementation by BNetzA and German State authorities

Germany - Only network access fees are regulated 2006 (assumed consumption for a household: 3,500 kWh/a) Average price for households1: 19.46 ct/kWh CHP & Renewables Act 1.03 ct/kWh Eco tax 2.05 ct/kWh Concession fee2 1.79 ct/kWh VAT 2.68 ct/kWh Grid access fees 6.18 ct/kWh Only grid fees are regulated Generation/sales 5.73 ct/kWh1 Electricity supplied to households; annual sales volume 3,500 kWh.2 Concession fees vary from city to city depending on number of residents.3 Arithmetic medium for network fees as published by VDN, April 2005. Sources: VDN, VDEW

Germany - Development of household power prices in Ct/kWh 2006 (assumed consumption for a household: 3,500 kWh/a) European comparison Greece 7 Czech Republic 9.9 Great Britain 10.2 Spain 11.5 France 12 Austria 13.4 Ireland 14.9 Luxembourg 16 Germany 18.3 Netherlands 20.9 Italy 21.1 Denmark 23.6 German development 1990 17.49 5.11 12.38 1992 18.31 5.2 13.11 1994 18.99 5.58 13.41 1996 17.49 4.09 13.40 1998 17.11 4.2 12.91 2000 13.94 5.32 8.62 2002 16.11 6.41 9.70 2004 17.96 7.15 10.81 2006 19.46 7.55 11.91 Generation, grid access fees, sales State burdens Sources: Eurostat; Statistisches Bundesamt, VDFW

Natural gas prices in Germany - High tax burden of 25 percent Average price for households1: 5.08 ct/kWh Import/Production, Transportation, Distribution 75% 3.80 ct/kWh Concession fees 1% 0.03 ct/kWh Eco taxes 11% 0.55 ct/kWh VAT 13% 0.7 ct/kWh 1. Related to an average price for a fully supplied household (as of January 2006) Source: E.ON

Gas price adjustment Oil indexation Main competitors of natural gas are gas oil and fuel oil. Long-term contracts need an automatic indexation. Oil indexation secures competitive gas prices. Example for oil indexation : - Price adjustment every 3 months; 1.1./1.4./1.7./1.10. - Reference period 6 months - Time lag 3 months Reference period Time Lag Gas price adjustment Apr 03 May 03 June 03 Jul 03 Aug 03 Sep 03 Oct 03 Nov 03 Dec 03 Jan 04 Feb 04 Mar 04 Apr 04 May 04 Jun 04 Jul 04 Aug 04 Sep 04 Oct 043

e·on

For the 2005-2007 trading period, E.ON has received CO_2 allowances of about 77.4 million tonnes CO_2 per year

	UK	Germany	Sweden
Reduction	Overall 0.2% Energy sector: 21.5% Industry: increase (allocation based on projections)	Overall: 0.4 % no sector specific allocation, but 0 – 7.5% due to application	Overall: no reduction Energy sector: 20% (main energy source is non fossil) Industry: 0 %
New Built allocation	No transfer rule. New entrance reserve 18.9 mn t or 7.7% of budget allocated New built allocation to Energy sector based on BAT or BM	Transfer rule from old to new installations New entrance reserve 3 mn t or 3.1% of budget New built allocation to generators based on fuel type benchmark	Energy sector has to buy. New entrance reserve 1.8 mn t or 2.3% of budget
Early Action & CHP	no early action new CHP free	early action CHP free	no early action CHP reward
NAP Focus	Environmental delivery	Security of Supply	Environmental delivery

33

The current status of the discussed NAPs for phase II will not lead to significant changes in the system UK Germany Sweden Reduction Overall: 12.3% Energy sector: 18.6% Industry: no reduction Overall: 5.7% Energy sector: 15% Industry: 1.25% Overall: 2.6% Energy sector: 20% Industry: no reduction Incumbent allocation Based on historic production 2000 - 2003 using 5 benchmarks, 7% auctioning Based on historic emissions 2000 - 2005, no auctioning Based on historic emissions 1998 - 2001, no auctioning New Built allocation 90% for power industry 95% for all other new entrants allocated on benchmarks Transfer rule from old to new installations. New entrance budget allocated with fuel type benchmarks and high load factor (7,500 h) First come - first serve on gas-type benchmark, only for CHP, other plants have to buy JI/CDM Cap 8% on installation, in total 19.5 mn t p.a. 12% on installation, in total 60 mn t p.a.20% on installation Auction 7% probably not No

e·on

E.ON's share in plateau production of Yushno Russkoje: 6.25 bcm, ~10% of current E.ON Ruhrgas supply[1]


Yushno-Russkoje
Russanow
Leningrad
Kharasavey
Kruzenshtern
Bovanenko
Malyugin
Tasiys
Severo-Tambey
Jushno-Tambay
Karasee
Arktik
Utro
Geofizika
Antipayuta
Taymyrskiy
FSU
Dudinka
Krasnoyarskiy Kray
Arkhangel'skaya Oblast
Vorkuta
Labytnangi
Salekhard
Novoport
S.-Jamburg
Jamburg
Kharvuta
S.-Urengoy
Urengoy
Medvezhje
Jushno-Russkoje
Beregovoy
Staryy Nadym
Nadym
Jubilje
Jamsovey
Gubkin
V.-Tarkosale
Zapadno-Tarkosale
Komsomol
Kharampur
Noyabr'sk
Tyumenskaya Oblast
Berizovo
Beloyarskiy
Punga
Nyagan'
Sovetskiy
Krasnoleninskiy
Surgut
Novoagansk
Supergiant
Giant (> 100 Mrd. m³)
Gasfeld
Erdgasleitungssystem
vorhanden
geplant
Eisenbahn
vorhanden
geplant
0
100
200 km

- One of the largest Russian gas fields located in Western Siberia
- Gas reserves[2]: > ~ 700 bcm
- Long-life asset:> 25 years production
- Projected start of production: 2007
- Plateau production: ~ 25 bcm/a (equivalent to total yearly demand of Spain or ¼ of yearly demand in UK)
- Investment for field development (100%): ~ € 1 bn
- Easy to develop due to:
  - Excellent reservoir quality
  - Favorable shallowness of field (800 – 900 m depth)
  - Proximity to existing infrastructure

1. Based on E.ON Ruhrgas gas supply 2005 of 686 TWh converted at 11.5 kWh/m³
2. Explored reserves according to Russian standards

35

In addition to our plans to create new capacity of 2,000 MW by 2012, a further 3,000 MW can be made available within a very short timeframe New capacity and flexibility through boosting capacity, lifetime extensions for power plants & demothballing Option 1 New construction of CCGT and hard coal power plants Capacity Increase: 2,000 MW Timeframe: In operation by 2012 Option 2 Demothballing of power plants Capacity Increase: 1,500 MW Timeframe: short Option 3 Lifetime Extension of conventional power plants Capacity Increase: 1,000 MW Timeframe: short Option 4 Boosting Capacity of power plants Capacity Increase: 500 MW Timeframe: short

E.ON Group - Outlook 2006 Expected adjusted Group EBIT Expected adjusted EBIT by Market Units: Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Expected net income To be above the high level of 2005 To be slightly above 2005 figure To markedly exceed 2005 level To be significantly higher than 2005 figure To be below 2005 strong figure To slightly exceed 2005 level Not to repeat extraordinary high 2005 level

E.ON Group - Financial highlights First Half in million € Sales Adjusted EBITDA2 Adjusted EBIT3 Consolidated net income Adjusted net income4 Cash provided by operating activities Free cash flow5 Net financial position6 2006 36,915 6,296 4,836 2,827 2,847 2,773 1,279 -2,596 20051 28,174 5,628 4,271 3,026 2,163 2,796 1,790 3,8637 +/- % +31 +12 +13 -7 +32 -1 -29 - 1. Figures adjusted for discontinued operations 2. Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report II, p. 9 3. Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report II, p. 9 and p. 34-35 4. Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report II, p. 9 5. Non-GAAP financial measure; reconciliation to cash provided by operating activities see Interim Report II, p. 11 6. Non-GAAP financial measure; reconciliation see Interim Report II, p. 12 7. Net financial position as of December 31, 2005

E.ON Group - Adjusted EBIT by market unit First Half in million € Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Corporate Center Core Energy Business Other Activities2 Adjusted EBIT3 2006 2,454 1,458 451 428 165 -173 4,783 53 4,836 20051 2,337 803 613 428 173 -150 4,204 67 4,271 +/- % +5 +82 -26 - -5 - +14 -21 +13 1. Figures adjusted for discontinued operations 2. This segment consists of Degussa which is accounted for using the equity method 3. Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report II, p. 9

E.ON Group - Financial highlights in million € Sales Adjusted EBITDA2 Adjusted EBIT2 Consolidated net income Capital employed ROCE (in %)3 Cost of capital (in %) Cash provided by operating activities Free cash flow5 Net financial position6 2005 56,399 10,272 7,333 7,407 60,398 12.1 9.0 6,601 3,611 3,863 20041 46,742 9,741 6,787 4,339 59,063 11.5 9.0 5,840 3,228 -5,483 +/- % +21 +5 +8 +71 +2 +0.64 - +13 +12 - 1. Figures adjusted for discontinued operations with the exception of net financial position 2. Non-GAAP financial measure; reconciliation to consolidated net income see Annual Report 2005, p. 37 3. Non-GAAP financial measure; for derivation see Annual Report 2005, p. 38-41 4. Change in percentage points . Non-GAAP financial measure; reconciliation to cash provided by operating activities see Annual Report 2005, p. 45 6. Non-GAAP financial measure; reconciliation see Annual Report 2005, p. 47

Market units - Key financial figures1 2005 in million € Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Corporate Center Core Energy Business Other activities2 E.ON Group Sales 24,295 17,914 10,176 3,471 2,045 -1,502 56,399 56,399 Adjusted EBITDA 5,284 1,939 1,550 1,193 560 -386 10,140 132 10,272 Adjusted EBIT 3,930 1,536 963 806 365 -399 7,201 132 7,333 Capital Employed 17,969 13,355 12,642 7,066 6,625 782 58,439 1,959 60,398 ROCE (%) 21.9 11.5 7.6 11.4 5.5 - 12.3 12.1 Pre-tax CoC (%) 9.0 8.2 9.2 9.0 8.0 - 9.0 9.0 Oper. Cash-flow 3,020 1,999 101 746 214 521 6,601 6,601 Value Added 2,318 441 -202 170 -166 - 1,929 -57 1,872 1. Non-GAAP financial measures; for derivation and reconciliation see Annual Report 2005, p. 80, p. 86, p. 92, p. 96, p. 98, p. 40 and p . 174. 2. This segment consists of Degussa which is accounted for using the equity method

E.ON Group - Split of gross external debt1 as of June 30, 2006, in billion € Central Europe Pan-European Gas" U.K. Nordic U.S. Midwest Corporate Center E.ON Group Bonds 0.0 0.0 0.5 0.5 1.0 7.1 9.1 Commercial Paper 0.0 0.0 0.0 0.3 0.0 3.1 3.4 Bank Loans / others 1.3 0.7 0.2 0.6 0.0 0.1 2.9 Split by Market Unit Central Europe Pan-European Gas U.K. Nordic U.S. Midwest Corporate Center Split by Maturity 2006 2007 2009 2010 2011-2016 After 2016 Split by Currency2 EUR GBP USD SEK 1. Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Interim Report II, p. 12 2. Before hedging

E.ON Group - Strong financial profile Adj. Ebitda1 Net interest2 45.9x 16.9x Adj. EBITDA1 Net financial position3 n/a 178% Net financial position Cash provided by operating activities n/a 0.9 years Gross external debt Total capital5 20% 33% 1. Non-GAAP financial measure; reconciliation see Annual Report, p. 37 2. Non-GAAP financial measure; reconciliation see Annual Report, p. 174 3. Non-GAAP financial measure; reconciliation see Annual Report, p. 47 4. Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Annual Report, p. 154 5. Non-GAAP financial measure; total capital equals gross external debt plus shareholders’ equity plus minority interests6 2004 restated

E.ON's ratings compared to its peer group As of August 4, 2006 Moody's (Aa3, „review for possible downgrade“) Moody’s has placed its Aa3 credit rating of E.ON AG on review for a possible downgrade, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. “Moody’s says that, if the acquisition were to be successful, the most likely outcome would be an E.ON AG rating that is a weakly positioned at A2.” Standard & Poor‘s (AA-, „creditwatch negative“) Standard & Poor’s has placed its AA- credit rating of E.ON AG on creditwatch with negative implications, following the announcement by E.ON that it has made an offer to acquire 100% of the shares in Endesa SA. “Based on current information and statements by the company, the ratings are unlikely to be lowered by more than two notches, however.” Ratings S&P pos.= positive outlook, n.o. = negative outlook, rev. down. = review for possible downgrade, watch neg. = creditwatch negative GdF Aa1 rev. down, AA - watch neg. EdF Aa1 stable, AA- n.o. Enel Aa3 stable, A+ n.o. E.ON Aa3 rev. down, AA- watch neg. Scottish & Southern Aa3 rev. down, A+ stable RWE A1 stable, A+ n.o. Vattenfall A2 stable, A- pos. Endesa A3 n.o., A watch neg.

Market unit ratings within the E.ON Group

as of June 30, 2006


E.ON AG/
E.ON International Finance B.V.
Aa3 rev. down. / AA- watch neg.
E.ON Energie AG
E.ON Nordic Holding
E.ON Sverige AB
A stable
E.ON Ruhrgas AG
E.ON UK Holding Company Ltd.
Aa3 rev. down.
E.ON UK plc
A3 rev. down. / A- stable
Powergen Retail Ltd
Baa1 stable / A- stable
Avon Energy Partners Holding
A3 rev. down.
Central Networks plc
A3 stable
Central Networks West plc
A3 stable
Powergen (East Midlands) Investments
A3 rev. down. / A- stable
Central Networks East plc
A3 stable / A- stable
E.ON US Investment Corp.
E.ON U.S. LLC
A3 stable / BBB+ stable
E.ON U.S. Capital Corp
A3 stable / BBB+ stable[1]
Louisville Gas and Electric
A2 stable / BBB+ stable[2]
Kentucky Utilities
A2 stable / BBB+ stable[3]

1. Senior unsecured MTN's are rated BBB by S&P
2. Senior secured debt rating is A1 stable /A- stable
3. Senior secured debt rating is A1 stable/ A stable

rev. down. = review for possible downgrade
watch neg. = creditwatch negative

45

This statement does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the prospectus and U.S. tender offer statement from E.ON regarding the proposed tender offer for Endesa when they become available, because they will contain important information. The prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the prospectus (when it is available) and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa SV SA or Santander Investment SA, Corredores de Bolsa. The prospectus will also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53. This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered "non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP measure or target, either in this presentation, in its Interim Report II, or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.